Exhibit 10.22




April 28, 2003

Focus Enhancements Inc
1370 Dell Ave.
Campbell, CA  95008


BORROWER: Focus Enhancements, Inc. ("Focus")
LENDER:   Carl Berg


In regards to the Focus Convertible Promissory Notes in the amount of $2,362,494.20, $1,000,000.00 and $650,000.00, dated October 26, 2000, April 24,
2001 and June 29, 2001, respectively, and currently due and payable on April 25, 2004, April 25, 2004 and January 3, 2004, respectively, I hereby agree to extend the due date of such notes to November 25, 2004.

All other terms and conditions shall remain unchanged.


Sincerely,


/s/ Carl E. Berg
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Carl E. Berg